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EXHIBIT 99(a)

FOR IMMEDIATE RELEASE                                CONTACT:
                                                     Jim Simonton
                                                     (614) 870-5018
                                                     John Kompa
                                                     (614) 734-8366

             CORE MOLDING TECHNOLOGIES, INC. ANNOUNCES STRIKE AT ITS
                            COLUMBUS, OHIO OPERATION

     Columbus, Ohio - August 9, 2004 - Core Molding Technologies, Inc. (AMEX:
CMT) today announced that a strike has been called by Scioto Lodge No. 1471 of the International Association of Machinists and Aerospace Workers (IAM) at its Columbus, Ohio manufacturing facility.

     The Union voted for the strike on August 7th after its membership failed to ratify an agreement reached between Core and the Union's negotiating committee. Workers at the company's facilities in Matamoras, Mexico, and Gaffney, South Carolina, are not involved in the work stoppage.

     "We are committed to maintaining positive relations with our employees," said James L. Simonton, president and chief executive officer. "We are equally committed to keeping the commitments made to our customers and will strive to minimize any disruptions to delivery schedules."

     Core's Columbus facility expects continued operations using salaried staff and employees not covered by the IAM agreement to enable it to meet customer commitments.

     Core Molding Technologies, Inc. is a compounder of sheet molding composites
(SMC) and molder of fiberglass reinforced plastics. The Company's processing capabilities include the compression molding of SMC, vacuum assisted resin infusion molding, spray up and hand lay up processes. The Company produces high quality fiberglass reinforced, molded products and SMC materials for varied markets, including medium and heavy-duty trucks, automobiles, personal

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watercraft and other commercial products. Core Molding Technologies, with its headquarters in Columbus, Ohio, operates plants in Columbus, Gaffney, South Carolina, and Matamoros, Mexico.

   This press release contains certain forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements involve known and unknown risks and are subject to uncertainties and factors relating to Core Molding Technologies' operations and business environment, all of which are difficult to predict and many of which are beyond Core Molding Technologies' control. These uncertainties and factors could cause Core Molding Technologies' actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

   Core Molding Technologies believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this press release: business conditions in the plastics, transportation, watercraft and commercial product industries; general economic conditions in the markets in which Core Molding Technologies operates; dependence upon four major customers as the primary source of Core Molding Technologies' sales revenues; recent efforts of Core Molding Technologies to expand its customer base; failure of Core Molding Technologies' suppliers to perform their contractual obligations; the availability of raw materials; inflationary pressures; new technologies; competitive and regulatory matters; labor relations; the loss or inability of Core Molding Technologies to attract key personnel; the availability of capital; the ability of Core Molding Technologies to provide on-time delivery to customers, which may require additional shipping expenses to ensure on-time delivery or otherwise result in late fees; risk of cancellation or rescheduling of orders; and management's decision to pursue new products or businesses which involve additional costs, risks or capital expenditures.


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